Exhibit 99.1

PRESS RELEASE

MSCI Appoints Linda S. Huber Chief Financial Officer

New York – April 29, 2019 – MSCI Inc. (NYSE: MSCI) (the “Company”), a leading provider of critical decision support tools and services for the global investment community, announced today that Linda S. Huber has been appointed Chief Financial Officer and Treasurer and will become a member of MSCI’s Executive Committee, effective May 6, 2019.

“With a tenure of more than 30 years in the financial services industry and having served more than 13 years as a public company CFO, Linda brings a wealth of relevant financial, operational and strategic expertise to MSCI. Her business acumen and financial management experience will make her a valuable member of the leadership team as we continue to execute on the high-growth initiatives underlying MSCI’s strategic objectives,” said Henry A. Fernandez, the Company’s Chairman and Chief Executive Officer.

“I look forward to joining the MSCI team and helping to build on its strong foundation,” said Ms. Huber. “MSCI has a proven track record, and I am excited about the opportunity to contribute to its even greater success in the future.”

Andrew C. Wiechmann, who has been serving as the Company’s Interim Chief Financial Officer and Treasurer, will assume the newly-created position of Chief Strategy Officer, reporting directly to Mr. Fernandez. In this important role, he will be responsible for driving the Company’s transformational strategy, overseeing M&A and partnership activities, and supporting the business on its most important strategic growth initiatives. He will also continue to serve as a member of MSCI’s Executive Committee.

“I’d like to thank Andy for his leadership of our finance team during this interim period, which will enable us to make a seamless transition. Linda and I look forward to continuing to work with Andy in his new role,” added Mr. Fernandez.

Ms. Huber previously served as the Executive Vice President and Chief Financial Officer of Moody’s Corporation from May 2005 to June 2018 where she had executive responsibility for the company’s global finance activities, information technology, communications and corporate services functions, as well as the Moody’s Foundation. Prior to joining Moody’s, she served in several increasingly senior roles in financial services, having served as Executive Vice President and Chief Financial Officer at U.S. Trust Company, a subsidiary of Charles Schwab & Company, Inc.; Managing Director at Freeman & Co.; Vice President of Corporate Strategy and Development and Assistant Treasurer at PepsiCo.; Vice President of the Energy Investment Banking Group at Bankers Trust Co.; and an Associate in the Natural Resources Group at The First Boston Corp. She also held the rank of Captain in the U.S. Army, where she served from 1980 to 1984. Ms. Huber holds an M.B.A. from the Stanford Graduate School of Business and a B.S. degree in business and economics from Lehigh University. Ms. Huber currently serves on the board of directors of the Bank of Montreal.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 45 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective

PRESS RELEASE

portfolios. We create industry-leading, research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process.

For more information, visit us at www.msci.com. MSCI#IR

MSCI Inc. Contact

Investors

Jay Penn	jay.penn@msci.com	+ 1 212 981 1074

Media Inquiries

PR@msci.com
Samuel Wang	+ 1 212 804 5244
Melanie Blanco	+1 212 981 1049
Laura Hudson	+44 20 7336 9653

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on February 22, 2019 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

2